Exhibit 99.1
CONTACT:
PetSmart Investor Relations
(623) 587-2025
PetSmart Reports Results for the Second Quarter 2011
Q2 Earnings up 32% to $0.54 per Share; Comp Sales of 5.0%; Total Sales up 7.0%; Comp
Transactions of 2.0%
PHOENIX, AZ—(August 17, 2011) — PetSmart, Inc. (NASDAQ: PETM) today reported earnings of $0.54 per share, up 32% compared to $0.41 per share in the second quarter of 2010. Net income totaled $61 million in the second quarter of 2011, compared to $48 million in the second quarter of 2010.
Total sales for the second quarter of 2011 increased 7.0% to $1.5 billion. The increase in net sales was partially impacted by $6 million in favorable foreign currency fluctuations. Comparable store sales, or sales in stores open at least a year, grew 5.0%, benefitting from comparable transactions growth of 2.0%. Services sales, which are included in total sales, grew 7.6% to $178 million.
During the second quarter, the company generated $109 million in operating cash flow, spent $20 million in capital expenditures, distributed $14 million in dividends, and repurchased $63 million of PetSmart stock. The Company ended the quarter with $321 million in cash, cash equivalents and restricted cash and zero borrowings on its credit facility.
“The strength of our brand was evident with another quarter of solid performance,” said Bob Moran, Chief Executive Officer and President, “and validates the work that we are doing on our journey to becoming a best-in-class specialty retailer.”
“For all of 2011, we expect comparable store sales growth in the low- to mid-single digit range, and total sales growth in the mid-single digit range. We are raising our earnings per share guidance from a previous range of $2.32 to $2.42 to our current expectations of $2.40 to $2.48,” said Chip Molloy, Senior Vice President and Chief Financial Officer. “For the third quarter of 2011, we are expecting comparable store sales growth in the 3-4% range, and earnings per share between $0.41 and $0.45.”
Conference call information
PetSmart management has scheduled a teleconference for 4:30 p.m. EDT on August 17, 2011 to discuss results for the second quarter 2011. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the third quarter of 2011. In addition, you can listen to the call live by dialing 866-802-4290 (within the United States and Canada) or 703-639-1316 (for international callers), code 1543612.
A phone replay will be available through September 17, 2011, 11:59 p.m. EDT, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1543612.
About PetSmart
PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company employs approximately 48,000 associates and operates more than 1,197 pet stores in the United States, Canada and Puerto Rico, over 185 in-store PetSmart® PetsHotel® dog and cat boarding facilities and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Campsm day care services and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization and the largest funder of animal welfare efforts in North America, has provided more than $134 million in grants and programs benefiting animal welfare organizations. Through its in-store pet adoption partnership with PetSmart Charities®, PetSmart has helped save the lives of more than 4.5 million pets.
Forward-looking statements
This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2011 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	July 31,	January 30,	August 1,
	2011	2011	2010
Assets
Cash and cash equivalents	$259,180	$291,949	$239,413
Short-term investments	11,833	9,708	—
Restricted cash	61,439	61,439	46,515
Receivables, net	63,991	53,971	54,042
Merchandise inventories	638,294	615,841	622,483
Deferred income taxes	44,999	44,999	36,805
Prepaid expenses and other current assets	84,177	46,022	92,585

Total current assets	1,163,913	1,123,929	1,091,843

Property and equipment, net	1,072,269	1,132,435	1,158,509
Equity investment in Banfield	32,256	42,858	36,043
Deferred income taxes	92,198	96,215	87,561
Goodwill	45,428	44,111	43,323
Other noncurrent assets	37,553	30,672	26,566

Total assets	$2,443,617	$2,470,220	$2,443,845

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$189,959	$168,776	$198,093
Accrued payroll, bonus and employee benefits	123,557	139,359	107,203
Accrued occupancy expenses and deferred rents	65,704	64,328	62,046
Current maturities of capital lease obligations	49,362	45,277	41,147
Other current liabilities	142,081	156,065	128,807

Total current liabilities	570,663	573,805	537,296

Capital lease obligations	514,724	521,552	534,928
Deferred rents	83,675	86,027	88,279
Other noncurrent liabilities	118,620	118,194	105,223

Total liabilities	1,287,682	1,299,578	1,265,726

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	16	16	16
Additional paid-in capital	1,268,297	1,222,340	1,181,647
Retained earnings	1,379,937	1,277,803	1,171,039
Accumulated other comprehensive income	7,964	5,380	4,091
Less: Treasury stock	(1,500,279)	(1,334,897)	(1,178,674)

Total stockholders’ equity	1,155,935	1,170,642	1,178,119

Total liabilities and stockholders’ equity	$2,443,617	$2,470,220	$2,443,845

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	July 31, 2011	% of Sales	August 1, 2010	% of Sales	July 31, 2011	% of Sales	August 1, 2010	% of Sales

Merchandise sales	$1,300,473	87.4%	$1,216,682	87.5%	$2,614,822	87.8%	$2,450,277	88.0%
Services sales	177,945	12.0%	165,305	11.9%	345,041	11.6%	318,592	11.4%
Other revenue	9,135	0.6%	8,553	0.6%	18,056	0.6%	16,824	0.6%

Net sales	1,487,553	100.0%	1,390,540	100.0%	2,977,919	100.0%	2,785,693	100.0%

Cost of merchandise sales	916,736	61.6%	869,226	62.5%	1,836,212	61.7%	1,739,068	62.4%
Cost of services sales	124,698	8.4%	116,466	8.4%	245,252	8.2%	229,214	8.2%
Cost of other revenue	9,135	0.6%	8,553	0.6%	18,056	0.6%	16,824	0.6%

Total cost of sales	1,050,569	70.6%	994,245	71.5%	2,099,520	70.5%	1,985,106	71.3%

Gross profit	436,984	29.4%	396,295	28.5%	878,399	29.5%	800,587	28.7%

Operating, general and administrative expenses	326,708	22.0%	304,288	21.9%	646,440	21.7%	605,319	21.7%

Operating income	110,276	7.4%	92,007	6.6%	231,959	7.8%	195,268	7.0%

Interest expense, net	(14,255)	-1.0%	(14,590)	-1.0%	(28,702)	-1.0%	(29,933)	-1.1%

Income before income tax expense and equity in income from Banfield	96,021	6.5%	77,417	5.6%	203,257	6.8%	165,335	5.9%

Income tax expense	(37,624)	-2.5%	(31,150)	-2.2%	(76,530)	-2.6%	(64,914)	-2.3%

Equity in income from Banfield	2,783	0.2%	2,119	0.2%	5,358	0.2%	3,557	0.1%

Net income	$61,180	4.1%	$48,386	3.5%	$132,085	4.4%	$103,978	3.7%

Earnings per common share:
Basic	$0.54		$0.41		$1.17		$0.88

Diluted	$0.54		$0.41		$1.15		$0.87

Weighted average shares outstanding:
Basic	112,396		117,079		112,972		117,528
Diluted	114,341		119,423		115,039		119,917

Stores open at beginning of each period	1,192		1,160		1,187		1,149
Stores opened during each period	8		5		13		19
Stores closed during each period	(3)		(1)		(3)		(4)

Stores open at end of each period	1,197		1,164		1,197		1,164